Exhibit 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-67752 and No. 333-107256) of Maxcor Financial Group Inc. and its subsidiaries of our report dated March 31, 2005 relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 31, 2005